Exhibit 10.2

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into as of May 1, 2012, by and among American Energy Development Corp. (formerly known as LJM Energy Corp.), a Nevada corporation (the “Corporation”) and Joel Felix (the “Executive”). Capitalized terms used and not otherwise defined herein that are defined in the Employment Agreement (as defined below) shall have the meanings given such terms in the Employment Agreement.

A.  The Corporation and the Executive previously entered into an Employment Agreement dated July 8, 2011 (the “Employment Agreement”) providing for the terms and conditions pertaining to the Corporation’s employment of the Executive.

B.  The Corporation and the Executive wish to amend the Employment Agreement to increase the Executive’s monthly compensation to Eight Thousand Dollars ($8,000) per month.

C. Each of the Corporation and the Executive desires to amend the Employment Agreement by entering into this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Section 3.1 of the Employment  Agreement is hereby amended to read in its entirety as follows:

“3.1 Base Salary.  As compensation in full for the services to be rendered by the Executive under this Agreement during the Term, the Corporation shall pay to the Executive a base salary at a monthly rate of Eight Thousand Dollars ($8,000) per month (the “ Base Salary”), which Base Salary shall be paid in accordance with the Corporation’s normal payroll procedures and policies. The Base Salary amount shall increase by an additional Five Hundred Dollars ($500) after the last day of each of the Corporation’s fiscal quarters during the first fiscal year of this Agreement.”

2. Except as and to the extent expressly amended by this Amendment, the Employment Agreement remains in full force and effect in accordance with its terms.

3. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Facsimiles and electronic copies in portable document format (“PDF”) containing original signatures shall be deemed for all purposes to be originally signed copies of the documents that are the subject of such facsimiles or PDF versions.

[Signatures on following page.]

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Amendment as of the date first above written.

AMERICAN ENERGY DEVELOPMENT CORP.

By:	/s/ Herold Ribsskog
Herold Ribsskog
Its:	Chief Executive Officer

EXECUTIVE

By:	/s/ Joel Felix
Joel Felix